EXHIBIT 99.A
News
For Immediate Release

El Paso Merchant Energy Closes Sale of Four Power Plants

HOUSTON, TEXAS, July 7, 2004-El Paso Merchant Energy, a business unit of El Paso Corporation (NYSE:EP), today announced that on Friday, July 2, it closed the sale of four domestic power generation facilities to Northern Star Generation, LLC for approximately $226 million plus the assumption of approximately $39 million of consolidated non-recourse debt.

The four power facilities included in the closing represent a portion of the 25 domestic power plants that El Paso announced in January it had agreed to sell to Northern Star Generation, LLC. Additional closings on the remainder of the power plants are expected throughout the third quarter of 2004.

These sales support El Paso's long-range plan to reduce the company's debt, net of cash, to approximately $15 billion by year-end 2005. El Paso had targeted asset sales within the range of $3.3 billion to $3.9 billion by the end of 2005, and to date the company has announced or closed approximately $3.5 billion of asset sales.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North
America's largest independent natural gas producers. For more information, visit www.elpaso.com.

Northern Star Generation, LLC is owned by AIG Highstar Generation LLC and OTPPB US Power, LLC, which is owned by Ontario Teachers' Pension Plan Board. AIG Highstar Generation LLC is owned by AIG Highstar Capital II, L.P. and affiliates. AIG Highstar Capital II, L.P. is sponsored by AIG Global Investments Corp.

Editor's Note:
The   table   below  lists  the  power  plants  included  in  today's
announcement.

Plant             Location          Total Megawatts    EP Ownership %
-----             --------          ---------------    --------------
Orlando           Orlando, FL             114                50
Dartmouth         Dartmouth, MA            68               100
Panther Creek     Nesquehoning, PA         81                50
Bonneville        Las Vegas, NV            85                50

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the timing of the completion of the internal review of the reserve revisions, and the extent and time periods involved in any potential restatement of prior years' financial results; potential impact of any restatement of financial results on our access to capital (including borrowings under credit arrangements); changes in reserves estimates based upon internal and third party reserve
analyses;   the   uncertainties  associated  with   the   outcome   of
governmental investigations; the outcome of litigation including shareholder derivative and class actions related to the reserve revision and potential restatement; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Joe Hollier, Senior Media Specialist
Office:  (713) 420-7298
Fax:     (713) 420-6341